UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

October 5, 2015
Date of Report (Date of earliest event reported)

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CAPITAL ONE FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

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Delaware	1-13300	54-1719854
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1680 Capital One Drive, McLean, Virginia	22102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 720-1000

(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
(a) Effective October 5, 2015, the Board of Directors (the “Board”) of Capital One Financial Corporation (the “Company”) amended the Company’s Amended and Restated Bylaws (the “Bylaws”) to implement “proxy access”, a means for an eligible stockholder or group of stockholders who comply with the requirements set forth in the Bylaws to include stockholder-nominated director candidates in the Company’s proxy materials for annual meetings of stockholders.
The amendment to Section 2.7(B) of the Bylaws permits up to 20 stockholders owning 3% or more of the Company’s outstanding common shares of voting stock continuously for at least three years to nominate and include in the Company’s proxy materials director candidates constituting up to two individuals or 20% of the board (whichever is greater) provided that the stockholder(s) and the nominee(s) satisfy the requirements specified in the Bylaws.
The Bylaws also include a new Section 6.7, which provides that Delaware will be the sole and exclusive forum for certain types of legal action unless the Company consents to the selection of an alternative forum in writing.
The Board implemented all of these amendments after members of the Company’s senior management, at the direction of and on behalf of the Board, consulted with and sought the views of stockholders who own a substantial number of our shares to gain their perspectives on proxy access and exclusive forum bylaws. The Board carefully considered the variety of perspectives shared by these stockholders in adopting these bylaw amendments. The bylaw amendments also include technical and conforming changes.

The foregoing description of the amendments to the Bylaws is qualified in its entirety by reference to the Bylaws, which are filed as Exhibit 3.1 to this Current Report on Form 8-K.
Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits

Exhibit No.	Description
3.1	Amended and Restated Bylaws of Capital One Financial Corporation, dated October 5, 2015

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

CAPITAL ONE FINANCIAL CORPORATION
Dated: October 5, 2015	By:	/s/ John G. Finneran, Jr.
John G. Finneran, Jr.
General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
3.1	Amended and Restated Bylaws of Capital One Financial Corporation, dated October 5, 2015

4